EXHIBIT 23.2

[LETTERHEAD OF JONES DAY]

January 30, 2009

     We hereby consent to the reference to our firm under the caption “Legal Opinion” in Post-Effective Amendment No. 15 to the Registration Statement of the PowerShares QQQ Trust (SM), Series 1 (formerly Nasdaq-100 Trust, Series 1).

/s/ JONES DAY